UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

CytRx Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

CytRx Corporation
11726 San Vicente Boulevard, Suite 650
Los Angeles, California 90049

Supplement No. 1 to

PROXY STATEMENT

Dated August 10, 2020

This Supplement No. 1 to the Proxy Statement of CytRx Corporation (the “Company”), filed on Schedule 14A with the Securities and Exchange Commission on August 10, 2020 (the “Proxy Statement”) in connection with the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”), is being filed for the purpose of reporting the number of the Company’s common stock, par value $0.001 per share (the “Common Stock”), outstanding as of the close of business on August 21, 2020 (the “Record Date”) and updating certain information in the table under the heading “Security Ownership of Certain Beneficial Owners and Management”.

As of the close of business on the Record Date, there were 36,480,038 shares of Common Stock issued and outstanding, which are entitled to be voted at the Annual Meeting. As a result, the updated beneficial ownership information for all Common Stock in the table under the heading “Security Ownership of Certain Beneficial Owners and Management” as of the Record Date, are as follows:

	Shares of Common Stock
Name of Beneficial Owner	Number		Percent
Named Executive Officers and Directors
Louis Ignarro, Ph.D.	599,594	(1)	1.6%
Steven A. Kriegsman	3,673,825	(2)	10.1%
Earl W. Brien, M.D.	590,247	(3)	1.6%
Joel Caldwell	335,373	(4)	0.9%
John Y. Caloz	595,136	(5)	1.6%
All executive officers and directors as a group (five persons)	5,794,176	(6)	15.9%
Name and Address of 5% Beneficial Owners
ImmunityBio, Inc.	1,969,697		5.4%
9920 Jefferson Blvd.
Culver City, CA 90232

(1)	Includes 169,048 shares subject to options or warrants.
(2)	Includes 963,292 shares subject to options or warrants.
(3)	Includes 430,000 shares subject to options or warrants.
(4)	Includes 60,000 shares subject to options or warrants.
(5)	Includes 594,379 shares subject to options or warrants.
(6)	Includes 2,216,718 shares subject to options or warrants.

Except as specifically revised by the information contained herein, this Supplement No. 1 does not modify, amend or otherwise affect any of the other information set forth in the Proxy Statement. This Supplement No. 1 should be read together with the Proxy Statement, and, from and after the date of this Supplement No. 1, any reference to the “Proxy Statement” shall be deemed to include the Proxy Statement as supplemented hereby.